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                                                                     EXHIBIT 3.2

                                 RESTATED BYLAWS
                                       OF
                           BAKERS FOOTWEAR GROUP, INC.

                                    ARTICLE I
                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Missouri as the directors may from time to time determine, at 10:00 A.M. on the second Tuesday in June in each year, or such other time as may be determined by the Chairman of the Board, or if said day be a legal holiday then on the next succeeding business day, to elect directors and transact such other business as may properly come before the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders or of the holders of any special class of stock of the Corporation, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called only by the Chairman of the Board, the Chief Executive Officer or shareholders holding not less than two-thirds of the voting power or the affirmative vote of a majority of the entire Board of Directors by request for such meeting in writing. Such request shall be delivered to the Secretary and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, subject to any requirements or limitations imposed by the Articles of Incorporation, by these Bylaws or by law, it shall be the duty of the Secretary to call a special meeting of shareholders to be held at such time as is specified in the request; and each such meeting shall be held at such time, and at such place either within or without the State of Missouri, as may be specified in the notice thereof.

SECTION 3. NOTICE. Written or printed notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) or more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, to each shareholder of record entitled to vote at such meeting. Written notice shall include, but not be limited to, notice by "electronic transmission," which means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. Any notice of a meeting of shareholders sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

SECTION 4. LIST OF SHAREHOLDERS ENTITLED TO VOTE. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting shall be prepared and arranged in alphabetical order with the address of each shareholder and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any

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shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the above requirements in respect of lists of shareholders shall not affect the validity of any action taken at such meeting.

SECTION 5. QUORUM. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. The shareholders present at a meeting at which a quorum is present or represented may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as to reduce the remaining shareholders to less than a quorum. Whether or not a quorum is present or represented at any meeting of shareholders, the Chairman of the meeting or holders of shares having a majority of the outstanding voting power present and entitled to vote at any meeting may adjourn the meeting from time to time for successive periods of not more than ninety (90) days after such adjournment, without notice other than announcement of the adjournment at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

         A meeting of shareholders may be successively postponed by resolution of the Board of Directors to a specified date up to a date ninety (90) days after such postponement or to another place, provided notice of the date and place of the postponed meeting, which may be made by public notice, is given to each shareholder of record entitled to vote at the meeting prior to the date previously scheduled for the meeting.

         As used in these Bylaws, "adjournment" means a delay in the date, which may also be combined with a change in the place, of a meeting after the meeting has been convened; "postponement" means a delay in the date, which may be combined with a change in the place, of the meeting before it has been convened, but after the time and place thereof have been set forth in a notice delivered or given to shareholders; and public notice shall be deemed to have been given if a public announcement is made by press release reported by the Dow Jones, Associated Press, Reuters or comparable national news service or in a publicly available document filed with or furnished to the United States Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor statute or regulation). In no event shall the public announcement of a postponement or adjournment of a meeting of shareholders commence a new time period for the giving of a shareholder's notice pursuant to Section 7 of this Article I.

SECTION 6. VOTING. Each shareholder shall have such voting power as is prescribed by the Articles of Incorporation with respect to the shares registered in such shareholder's name on the books of the Corporation. At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person, by a telephonic voting system established by a proxy solicitation firm, proxy support service organization or like agent, or by proxy appointed by a proper instrument in writing and subscribed by the shareholder or by his or her duly appointed attorney-in-fact; provided that no proxy shall be valid after eleven (11) months from the date of

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its execution unless otherwise provided in the proxy. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder.

SECTION 7. ADVANCE NOTICE OF SHAREHOLDER BUSINESS; PROCEDURES FOR NOMINATING DIRECTORS. At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles of Incorporation or these Bylaws, each item of business to be properly brought before a meeting must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting pursuant to these Bylaws; (ii) be otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) be otherwise properly brought before the meeting by a shareholder of record both at the time of the giving of notice and at the time of the meeting. For business to be properly brought before a meeting by a shareholder of record, or to nominate a person for election as a director, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. A shareholder's notice to the Secretary shall set forth (A) for nominations, as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business and residential address, and principal occupation or employment of each proposed nominee, (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such nominee on the date of such notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person(s) pursuant to which the nomination(s) are to be made by the shareholder, (iv) all other information relating to such shareholder(s) or any nominee(s) of such shareholder(s) that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the General Rules and Regulations under the Exchange Act and (v) a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; and (B) as to each matter of business he or she proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the text of the business (including the text of any resolutions proposed for consideration and in the event that such business includes (to the extent, if any, permitted) a proposal to amend the Articles of Incorporation or these Bylaws, the language of the proposed

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amendment); (iii) the name and address, as they appear in the Corporation's shareholder records, of the shareholder(s) proposing such business; (iv) the class and number of shares of the Corporation's capital stock which are beneficially owned by the proposing shareholder(s); (v) any material interest of the proposing shareholder(s) in such business; (vi) all other information relating to such shareholder that is required to be disclosed pursuant to Regulation 14A of the General Rules and Regulations under the Exchange Act; and
(vii) a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to propose such other business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of shareholders and no nominations made except in accordance with the procedures set forth in this Article I, Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or that a nomination was not properly made, in either case, in accordance with the provisions of this Article I, Section 7, and if he or she should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any such nomination not properly made before the meeting shall be without effect. The Chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive. The provisions of this Article I, Section 7 shall also govern what controls timely notice for purposes of Rule 14a-4(c) under the Exchange Act.

SECTION 8. WRITTEN CONSENT OF SHAREHOLDERS. Unless otherwise prescribed in the Articles of Incorporation, any action which may, if otherwise allowed by law, be taken at any meeting of shareholders, except the annual meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

SECTION 9. ORGANIZATION. Each meeting of shareholders shall be convened by the Chairman of the Board, Chief Executive Officer, or other officer or person calling the meeting by notice given in accordance with these Bylaws. The Chairman of the Board, or any person appointed by the Chairman of the Board prior to any meeting of shareholders, shall act as Chairman of each such meeting of shareholders. In the absence of the Chairman of the Board, or a person appointed by the Chairman of the Board to act as Chairman of the meeting, the shareholders present at the meeting shall designate a Chairman of the meeting. The Secretary of the Corporation, or a person designated by the Chairman, shall act as Secretary of each meeting of shareholders. Whenever the Secretary shall act as Chairman of the meeting, or shall be absent, the Chairman of the meeting shall appoint a person present to act as Secretary of the meeting.

SECTION 10. PLACE OF MEETINGS. All meetings of the shareholders shall be held at such place within or without the State of Missouri as may be, from time to time, fixed or determined by the Board.

SECTION 11. WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                   ARTICLE II
                               BOARD OF DIRECTORS

SECTION 1. NUMBER; ELECTION; TENURE. The Board of Directors shall initially consist of one member, or such greater number of directors as shall be fixed by a resolution of the Board of Directors adopted from time to time; provided that any change in the number of directors shall be reported to the Secretary of State of the State of Missouri within 30 calendar days of such change if such report is then required by law.

         Directors shall be elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors shall be elected and shall qualify. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or any committee thereof designated by the Board of Directors, or by any shareholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures for bringing business or nominations before a meeting, which procedures are set forth in Article I of these Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded. The Chairman of a meeting shall have absolute authority to decide questions of compliance with the procedures for bringing business or nominations before a meeting, and his or her ruling thereon shall be final and conclusive.

SECTION 2. POWERS. The property and business of the Corporation shall be controlled and managed by its Board of Directors, which may exercise all powers of the Corporation and do or cause to be done all lawful acts as are not, by law, the Articles of Incorporation or these Bylaws, directed or required to be exercised and done by the shareholders.

SECTION 3. CHAIRMAN. The directors shall elect one of their number to be Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors, unless absent from such meeting, in which case, if there is a quorum, the directors present may elect another director to preside at such meeting.

SECTION 4. MEETINGS. Regular meetings of the Board of Directors, or of any committee designated by the Board of Directors, may be held at such places, within or without the State of Missouri, and on such dates and at such times as shall be fixed from time to time by the Chairman of the Board. Special meetings of the Board of Directors, or of any committee designated by the Board of Directors, may be held at any time and place on notice given personally, by mail, by telephone, by facsimile or by written notice by the Chairman of the Board the Chief Executive Officer or, at the request of the Chairman of the Board or Chief Executive Officer, by the Secretary of the Corporation to each director given not less than 24 hours in advance of such meeting; provided however, that any director may, at any time, in writing or by telegram, waive notice of any meeting at which he or she may not be or may not have been present. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

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Rules of procedure for such meetings may be adopted by the Board of Directors or any committee thereof.

                  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

SECTION 5. QUORUM. A majority of members of the Board of Directors in office shall constitute a quorum at all meetings of the Board of Directors, and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number of directors is required by the Articles of Incorporation, the Bylaws or by law. At any meeting of directors, whether or not a quorum is present, the directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting. A director who may be disqualified, by reason of personal interest, from voting on any particular matter, transaction or contract before a meeting of the directors may nevertheless be counted for the purpose of determining the presence of a quorum.

SECTION 6. WRITTEN CONSENT OF DIRECTORS. Any action which may be taken at any meeting of directors, or of any committee of the Board of Directors, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or committee. Such consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

SECTION 7. VACANCIES. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the Corporation.

SECTION 8. RESIGNATION; REMOVAL. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt by the Board of Directors or one of the above named officers of such notice; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  By action of a majority of the entire Board of Directors, any director may be removed from office for cause if such director shall at the time of such removal fails to meet the qualifications for election as a director as set forth herein and as determined from time to time by a majority of the entire Board of Directors. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon. Directors may otherwise be removed only in the manner prescribed in the Articles of Incorporation.

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SECTION 9.        COMPENSATION OF DIRECTORS. Directors, as such, may receive such compensation and be reimbursed for expenses of attendance at any meeting of the Board of Directors or any committee thereof, as shall be determined by resolution adopted by a majority of the whole Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS; GENERAL RULES. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate two or more directors to constitute a committee. Each committee, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors, as so delegated in the resolution, in the management of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Vacancies in the membership of each committee shall be filled by the Board of Directors. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A director who may be disqualified, by reason of personal interest, from voting on any particular matter, transaction or contract before a meeting of a committee may nevertheless be counted for the purpose of determining the presence of a quorum.

SECTION 11 QUALIFICATIONS. No person shall be qualified to be elected and to hold office as a director if such person is determined by a majority of the entire Board of Directors to have acted in a manner contrary to the best interests of the Corporation, including, but not limited to, the violation of either Federal or State law, maintenance of interests not properly authorized and in conflict with the interests of the Corporation, or breach of any agreement between that director and the Corporation relating to his or her services as a director, employee or agent of the Corporation. A director need not be a shareholder unless the Articles of Incorporation otherwise provide.

                                   ARTICLE III
                                    OFFICERS

SECTION 1. OFFICERS; ELECTION. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, and a Secretary, and may also include, as the Board of Directors may from time to time designate, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Controller, and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Board of Directors shall elect all officers of the Corporation, except that Assistant Secretaries, Assistant Treasurers and Assistant Controllers may be appointed by the Chairman of the Board. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall from time to time determine. Any two or more offices may be held by the same person except the offices of Chairman of the Board and Secretary.

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SECTION 2.        TERMS; COMPENSATION. All officers of the Corporation shall hold office until their respective successors are elected and qualify. Any vacancy occurring in such office may be filled only by the Board of Directors. The compensation each officer (excluding assistant officers) is to receive from the Corporation shall be determined in such manner as the Board of Directors shall from time to time prescribe.

SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. The Chairman of the Board may suspend any officer until the Board of Directors shall next convene.

SECTION 4. CHAIRMAN OF THE BOARD. The Chairman shall be the Chief Executive Officer of the Corporation. In addition to his duties as Chairman and Chief Executive Officer, he or she shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board of Directors, shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation; and, in the absence or disability of the President, shall exercise all of the powers and discharge all of the duties of the President. Unless otherwise determined by the Board of Directors, he or she shall also be, ex officio, a member of all standing Committees of the Board of Directors, shall preside at all meetings of the shareholders and Directors at which he or she is present and shall perform any other duties prescribed by the Board of Directors or these Bylaws.

SECTION 5. PRESIDENT. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders and directors at which he or she is present. He or she shall perform any duties prescribed by the Chairman or the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have equal authority with the Chairman of the Board to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 6. VICE PRESIDENTS. The Vice Presidents, if any, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

SECTION 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall keep or cause to be kept a record of all meetings of the shareholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform any other duties prescribed by the Board of Directors or the

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President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Corporation and shall affix the same to any instrument requiring it.

         The Assistant Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

SECTION 8. TREASURER AND ASSISTANT TREASURERS. The Treasurer, if any, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         The Assistant Treasurers, if any, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform any other duties prescribed by the Board of Directors.

SECTION 9. CONTROLLER AND ASSISTANT CONTROLLERS. The Controller, if one is elected by the Board of Directors, shall have charge of the accounting records of the Corporation, shall maintain appropriate internal control and auditing of the Corporation, and shall perform such other duties as directed by the Board of Directors, the Chairman of the Board or other senior officers. The Assistant Controllers, if any, in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall have any other duties prescribed by the Board of Directors.

SECTION 10. APPOINTED OFFICERS. In addition to the corporate officers elected by the Board of Directors, the Chairman of the Board may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the Chairman may deem appropriate. The Chairman may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time,

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terminate any or all of such appointments with or without cause. Such appointments and termination of appointments shall be reported periodically to the Board of Directors.

                                   ARTICLE IV
                                  CAPITAL STOCK

SECTION 1. STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided however, that the Board of Directors may provide by resolution that some or all of any classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, in any form approved by the Board of Directors, certifiying the number and class of shares owned by the shareholder in the Corporation, numbered appropriately and signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and shall bear the corporate seal of the Corporation. To the extent permitted by law, the signatures of such officers, and the corporate seal, appearing on certificates of stock, may be facsimiles, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         The Corporation shall not issue a certificate for a fractional share; however, the Board of Directors may issue, in lieu of any fractional share, scrip or other evidence of ownership upon such terms and conditions as it may deem advisable.

         Notwithstanding any other provision of this Article IV, the Board of Directors may by resolution determine to issue certificateless shares, for registration in book entry accounts for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, in addition to or in place of shares of the Corporation represented by certificates, to the extent authorized by applicable law.

SECTION 2. RECORD OWNERSHIP. The Corporation shall maintain a record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue and the number thereof. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly it will not be bound to recognize any equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.

SECTION 3. TRANSFERS. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate, or by such person's duly appointed attorney-in-fact, lawfully constituted in writing, and upon the surrender of the certificate therefor or by appropriate book-entry procedures. In the case of uncertificated shares, transfer shall be

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made only upon receipt of transfer documentation reasonably acceptable to the
Corporation. The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

SECTION 4. TRANSFER AGENTS; REGISTRARS. The Board of Directors may from time to time appoint one or more transfer agents or transfer clerks, and one or more registrars which may be banks, trust companies or other financial institutions located within or without the State of Missouri, to register shares of stock issued by or on behalf of the Corporation. The Board of Directors may adopt such rules as it may deem expedient concerning the issue, transfer and registration of stock certificates, or uncertificated shares, of the Corporation and may change or remove any transfer agent or registrar.

SECTION 5. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss, theft, destruction or mutilation of the certificates representing the same. The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and the Board of Directors may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Corporation a bond in a sum and in a form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss, theft or destruction of any certificate or the issuance of a new certificate or uncertificated shares. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the law of the State of Missouri in such case made and provided. A new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any officer(s) of the Corporation any of the powers and authorities contained in this section.

SECTION 6. TRANSFER BOOKS; RECORD DATES. The Board of Directors shall have power to close the stock transfer books of the Corporation as permitted by law; provided, however, that in lieu of closing the said books, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive notice of, and to vote at, any such meeting, and any adjournment or postponement thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders, and only such shareholders, as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive notice of, and to vote at, such meeting, and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares

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on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

SECTION 7. DIVIDENDS. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE V
                    OFFICES, SEAL, BOOKS, CHECKS, FISCAL YEAR

SECTION 1. OFFICES. The principal office of the Corporation shall be located at 2815 Scott Avenue, St. Louis, Missouri 63103.

SECTION 2. SEAL. The corporate seal of the Corporation shall be a circular seal; the words "BAKERS FOOTWEAR GROUP, INC." shall be embossed in the outer margin; and the words "Corporate Seal" shall be embossed in the interior; or the seal may be used by changing it on a facsimile thereof, to be impressed, affixed, reproduced or otherwise, within or without the State of Missouri.

SECTION 3. PLACE FOR KEEPING BOOKS AND SEAL. The books of the Corporation, and its corporate minutes and corporate seal, shall be kept in the custody of or under the direction of the Secretary at the principal office of the Corporation, or at such other place or places within or without the State of Missouri and in the custody of such other person or persons as the Board of Directors may from time to time determine.

SECTION 4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by or at the direction of such officer or officers, or such other person or persons as the Board of Directors may from time to time designate.

SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by a resolution of the Board of Directors from time to time.

                                   ARTICLE VI
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES, AND AGENTS

SECTION 1.        ACTIONS INVOLVING DIRECTORS.

         The Corporation shall indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as a director of the Corporation against any claim, liability or expense incurred as a result of such

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service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation (which request need not be in writing) as a director, officer, employee, member or agent of another corporation, partnership, limited liability company, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person (other than a party plaintiff suing on his or her behalf or in the right of the Corporation), who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, costs of investigation and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

SECTION 2.        ACTIONS INVOLVING OFFICERS, EMPLOYEES AND AGENTS.

         A. Permissive Indemnification. The Corporation may, if it deems appropriate and as may be permitted by this Article Six, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as an officer, employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, limited liability company, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, costs of investigation and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

         B. Mandatory Indemnification. To the extent that an officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2.A of this Article Six, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

SECTION 3.        DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN
                  CIRCUMSTANCES.

         Any indemnification required under Section 1 of this Article Six or authorized by the Corporation in a specific case pursuant to Section 2 of this Article Six (unless ordered by a court)

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

shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article Six. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (B) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by majority vote of the shareholders, provided that there shall be no presumption that the Corporation is released from any obligation under Section 1 of this Article Six, unless a written instrument, subscribed by an appropriate officer of the Corporation expressly so provides by making reference to this Subsection 3 of this Article Six.

SECTION 4.        ADVANCE PAYMENT OF EXPENSES.

         Expenses incurred by a person who is or was a director, officer or employee of the Corporation in defending a pending or threatened civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an agent of the Corporation in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, without interest, if it shall ultimately be finally determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article Six.

SECTION 5.        ARTICLE SIX PROVISIONS NOT EXCLUSIVE RIGHT.

         The indemnification provided by this Article Six shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

SECTION 6.        INDEMNIFICATION AGREEMENTS AUTHORIZED.

         Without limiting the other provisions of this Article Six, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that different or similar agreements may have been or may thereafter be entered into with other directors.

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SECTION 7.        STANDARD OF CONDUCT.

         Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article Six (including without limitation pursuant to any agreement entered into pursuant to Section 6 of this Article Six) from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any officer, employee or agent of the Corporation.

SECTION 8.        INSURANCE.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation in any capacity against any claim, liability or expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Six.

SECTION 9.        CERTAIN DEFINITIONS.

         For the purposes of this Article Six:

         A. Service in Representative Capacity. Any director, officer or employee of the Corporation who shall serve as a director, officer or employee of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

         B. Predecessor Corporations. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Six with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

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         C.       Service for Employee Benefit Plan. The term "other enterprise"
shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee or agent of a corporation which imposes duties on, or involves services by, a director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article Six in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

SECTION 10.       SURVIVAL.

         Each person who was or is a director, officer or employee of the Corporation is a third party beneficiary to this Article Six and shall be entitled to enforce against the Corporation all indemnification rights provided or contemplated by this Article Six. Such indemnification rights shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         This Article Six may be hereafter amended or repealed; provided however, no such amendment or repeal shall reduce, terminate or otherwise adversely affect the right of any person who was or is a director, officer or employee to obtain indemnification or an advance of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occurred prior to the Deadline Indemnification Date. For purposes of this Section 10 of this Article Six, the term "Deadline Indemnification Date" shall mean the later of: (a) the effective date of any amendment or repeal of this Article Six which reduces, terminates or otherwise adversely affects the rights hereunder of any person who was or is a director, officer or employee; (b) the expiration of such person's then current term of office with, or service for, the Corporation (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

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SECTION 11.       LIABILITY OF THE DIRECTORS, OFFICERS, AND EMPLOYEES.

         Notwithstanding the limitation on liability for directors set forth in
Article VI of the Corporation's Articles of Incorporation, it is the intention of the Corporation to limit the personal liability of the directors, officers and employees of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should the GBCL or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the directors, officers and/or employees of the Corporation shall be so eliminated or limited without the need for amendment of these Bylaws or for further action on the part of the shareholders of the Corporation.

                                   ARTICLE VII
                   ALTERATION, AMENDMENT, OR REPEAL OF BYLAWS

         These Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if a description of the proposed alteration, amendment or repeal is provided in the materials presented at such regular or special meeting, by the affirmative vote of a majority of the Board of Directors, provided that such authority has been delegated to the Board of Directors by the Articles of Incorporation and further provided that in no event shall the Bylaws be inconsistent with law or, in substance to a material degree, with any of the terms, conditions or provisions of the Articles of Incorporation of the Corporation; provided however, that any amendment to Article VI of these Bylaws shall first be adopted by a vote of the shareholders to the extent required by law.

                                  ARTICLE VIII
                           CONTROL SHARE ACQUISITIONS

         Section 351.407 of the General and Business Corporation Law of Missouri, as amended from time to time, (relating to control share acquisitions) shall not apply to control share acquisitions of the capital stock, whether common or preferred, of the Corporation.

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